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                                        EXHIBIT 2.3

                              FOR:      QUIXOTE CORPORATION

                              CONTACT:  Joan R. Riley
                                        Daniel P. Gorey
                                        (312) 467-6755
FOR IMMEDIATE RELEASE
-----------------------                 Morgen-Walke Associates
                                        June Filingeri, John Blackwell
                                        Media contact: Eileen King
                                        (212) 850-5600


           QUIXOTE CORPORATION ANNOUNCES SETTLEMENT OF LAWSUIT
                  ASSOCIATED WITH PREVIOUSLY OWNED BUSINESS

     CHICAGO, IL, December 15, 1998--Quixote Corporation (Nasdaq:QUIX) announced today the settlement of litigation involving its formerly owned subsidiary, Disc Manufacturing, Inc. ("DMI"), which it sold in April 1997. The litigation, initiated in 1995, includes a lawsuit brought by Discovision Associates against DMI for infringement of certain patents related to optical disc technology as well as a lawsuit brought by DMI against Discovision Associates, Pioneer Electronic Corporation, Pioneer Electronics (USA) Inc. and Pioneer Electronics Capital Inc. for violations of the antitrust laws and acts of unfair competition. The settlement involves a payment previously accrued in the financial statements and, therefore, there will be no additional charge to Quixote's earnings related to this matter. No other terms were disclosed.

     Philip E. Rollhaus, Jr., Quixote's Chairman and Chief Executive Officer, commented: "The settlement of the litigation between our discontinued operation, DMI, and Discovision and its affiliates resolves lawsuits which have been an ongoing expense and drain on management's time over the past several years. The settlement avoids a potentially protracted trial and appellate process. We choose to concentrate our efforts and time on our highway safety businesses and the opportunities they present to continue Quixote's profitable growth."

     Quixote Corporation, (www.quixotecorp.com), through its wholly-owned subsidiaries, Energy Absorption Systems, Inc. and the TranSafe Corporation, is the world's leading manufacturer of energy-absorbing highway crash cushions, truck-mounted impact attenuators, computerized highway advisory radio transmitting systems, electronic wireless sensing devices and other highway safety products and services.

     SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN THIS NEWS RELEASE ARE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS SET FORTH ABOVE INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY SUCH STATEMENT, INCLUDING THE RISKS AND UNCERTAINTIES DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED JUNE 30, 1998, UNDER THE CAPTION "FORWARD-LOOKING STATEMENTS" IN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, WHICH DISCUSSION IS INCORPORATED HEREIN BY THIS REFERENCE.


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